Exhibit 4
Fidelity Bond Policy
$70.5 million policy
(allocation based on each fund’s coverage requirements under Rule 17g-1)

	Gross Assets	Required
	9/30/2008	Coverage
Allianz Funds

AGI Multi-Style Fund	232,664,076	600,000

CCM Capital Appreciation Fund	1,298,925,862	1,250,000
CCM Emerging Companies Fund	220,320,512	600,000
CCM Focused Growth Fund	116,276,510	525,000
CCM Mid Cap Fund	1,173,198,800	1,250,000

NACM Global Fund	41,888,723	400,000
NACM Growth Fund	40,360,989	400,000
NACM International Fund	291,345,285	750,000
NACM Mid Cap Growth	13,479,798	225,000
NACM Pacific Rim Fund	303,837,021	750,000
NACM Emerging Markets Opportunities	105,038,931	525,000
NACM Income & Growth	20,119,156	300,000

NFJ Dividend Value Fund	7,846,125,426	2,500,000
NFJ International Fund	1,495,225,037	1,500,000
NFJ Large Cap Value Fund	991,146,026	1,250,000
NFJ Small Cap Value Fund	5,359,595,693	2,500,000
NFJ Mid-Cap Value Fund	11,027,394	225,000
NFJ All-Cap Value Fund	28,829,034	350,000
AGI Value Fund	639,976,030	1,000,000

OCC Renaissance Fund	1,341,310,990	1,500,000
OCC Equity Premium Strategy Fund	40,388,983	400,000
OCC Growth Fund	506,764,379	900,000
OCC Opportunity Fund	287,944,380	750,000
OCC Target	512,426,840	900,000

RCM Biotechnology Fund	165,430,511	600,000
RCM Wellness Fund	77,597,474	450,000
RCM Global Resources Fund	37,946,541	400,000
RCM Global Small Cap Fund	148,650,255	600,000
RCM International Growth Equity Fund	64,288,108	450,000
RCM Large Cap Fund	419,469,759	900,000
RCM Mid Cap Fund	67,739,137	450,000
RCM Small Cap Growth Fund	7,613,795	200,000
RCM Strategic Growth Fund	5,829,640	200,000
RCM Technology Fund	1,232,262,376	1,500,000

Premier VIT

OpCap Equity Portfolio	10,433,114	200,000
OpCap Managed Portfolio	186,135,874	600,000
OpCap Small Cap Portfolio	98,218,193	525,000
OpCap Mid Cap Portfolio	73,424,556	450,000
OpCap Balanced Portfolio	19,387,730	250,000
NFJ Dividend Value Portfolio	5,809,873	175,000

Municipal Advantage Fund	135,242,431	600,000

Fixed Income Shares Series C	4,321,456,801	2,500,000

	Gross Assets	Required
	9/30/2008	Coverage
Series H	2,592,624	125,000
Series M	19,019,084,367	2,500,000
Series R	410,541,176	750,000

PIMCO Municipal Income Fund	494,124,319	900,000
PIMCO New York Municipal Income Fund	145,899,345	600,000
PIMCO Calif Municipal Income Fund	365,910,677	750,000

PIMCO Corporate Income Fund	761,290,873	1,000,000

PIMCO Municipal Income Fund II	1,191,239,709	1,250,000
PIMCO New York Municipal Income Fund II	213,953,558	750,000
PIMCO Calif Municipal Income Fund II	589,192,010	900,000

PIMCO Municipal Income Fund III	628,829,706	900,000
PIMCO New York Municipal Income Fund III	110,697,656	525,000
PIMCO Calif Municipal Income Fund III	427,274,768	900,000

PIMCO Corporate Opportunity Fund	1,464,550,036	1,500,000

Nicholas-Applegate Conv & Income Fund	1,212,021,976	1,250,000

PIMCO High Income Fund	2,494,777,712	1,900,000

Nicholas-Applegate Conv & Income Fund II	1,056,024,655	1,250,000

PIMCO Floating Rate Income Fund	472,834,979	900,000

PIMCO Floating Rate Strategy Fund	1,073,059,247	1,250,000

NFJ Dividend, Interest & Prem Strate	1,889,262,646	1,700,000

Nicholas-Applegate Int’l & Prem Stratetgy	165,524,207	600,000

PIMCO Global StocksPLUS & Income Fund	339,010,304	750,000

Nicholas-Applegate Equity & Income Fund	404,852,716	900,000

Allanz Global Eco Trends Fund	135,233,305	600,000
Allanz RCM Global Water Fund	74,421,941	450,000
Allianz RCM Disciplined Equity Fund	3,090,589	150,000
Allianz RCM All Horizons Fund	1,822,692	125,000
Allianz RCM Int’l Opportunities Fund	3,457,455	150,000
Allianz NACM 130/30 Fund	4,371,457	150,000

Nicholas-Applegate Global Eq & Prem Stratetgy	110,509,034	525,000

PIMCO Income Opportunity Fund	482,197,806	900,000

PCM Inc.	191,744,822	600,000

PIMCO Strategic Government Income	918,549,287	1,250,000

	66,853,099,696	61,150,000

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